UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 3, 2009 (January 29, 2009)

PLURISTEM THERAPEUTICS INC.
(Exact name of registrant as specified in its charter)

Nevada	001-31392	98-0351734
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

MATAM Advanced Technology Park Building No. 20 Haifa, Israel	31905
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 011 972 74 710 7171

N/A
(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

        On January 29, 2009, Pluristem Therapeutics Inc. ("Registrant") entered into a subscription agreement ("Agreement") with certain investors, pursuant to which the Registrant sold to such investors 1,034,000 units, each unit consisting of one share of Common Stock and a warrant ("Warrant") to purchase one share of Common Stock of the Registrant ("Unit"). The purchase price per Unit is $1.16 and the aggregate purchase price for the said Units is approximately $1,200,000.

        The Warrants are exercisable 181 days following the issuance thereof for a period of five years thereafter at an exercise price of $1.90 per share.

        A copy of the form of Warrant is attached as Exhibit 4.1 to this report and is incorporated herein by reference. The description of the Warrants is a summary only and is qualified in its entirety by reference to Exhibit 4.1. A copy of the form of subscription agreement is attached as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

        As described in Item 1.01. of this Current Report on Form 8-K, on January 29, 2009, the Registrant entered into the Agreement with certain investors, pursuant to which the Registrant sold 1,034,000 Units, each consisting of one share of Common Stock and one warrants to purchase one share of Common Stock of the Registrant at a price per Unit of $1.16 and approximately $1,200,000 in the aggregate. The Warrants are exercisable 181 days following the issuance thereof for a period of five years thereafter at an exercise price of $1.90 per share. The sale of Common Stock and Warrants was made pursuant to an exemption from registration under Regulation D of the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits:

4.1	Form of Common Stock Purchase Warrant dated January 29, 2009 issued by the Registrant.

10.1	Form of Subscription Agreement for Common Stock and Warrants of the Registrant.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2009	PLURISTEM THERAPEUTICS INC. By: /s/ Yaky Yanay —————————————— Yaky Yanay Chief Financial Officer